UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): February 5, 2008
MICROFINANCIAL INCORPORATED
(Exact name of registrant as specified in its charter)
MASSACHUSETTS
(State or other jurisdiction of incorporation)

1-14771	04-2962824

(Commission file number)	(IRS Employer Identification Number)
10-M Commerce Way, Woburn, MA 01801
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: 781-994-4800
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     On February 6, 2008, the Registrant announced its results of operations for the fiscal quarter and full year ended December 31, 2007. Pursuant to Form 8-K, General Instruction F, the Registrant hereby incorporates by reference the press release attached hereto as Exhibit 99.1.
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On February 5, 2008, the Registrant announced its intention to transfer the listing of its common stock, $0.01 par value per share (the “Common Stock”), from the American Stock Exchange to the NASDAQ Global Market. The final decision to transfer its listing was made on such date by the Registrant’s President and Chief Executive Officer, acting pursuant to the delegated authority of Registrant’s Board of Directors. The Registrant made this decision after careful consideration of capital market alternatives and analysis of NASDAQ’s electronic market model. The Registrant has received notice from the NASDAQ Stock Market, LLC, that it has approved the listing of the Common Stock on the NASDAQ Global Market. The Registrant expects that trading of its Common Stock will cease on the American Stock Exchange, and begin on the NASDAQ Global Market, at the opening of trading on February 19, 2008. On the NASDAQ Global Market, the Common Stock will continue to trade under the symbol “MFI”.
Item 9.01. Financial Statements and Exhibits.

Exhibit	Exhibit Title

Exhibit 99.1	Press Release dated February 6, 2008

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROFINANCIAL INCORPORATED Registrant
By:	/s/ James R. Jackson, Jr.
James R. Jackson, Jr.
Vice President and Chief Financial Officer

Dated: February 7, 2008